UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 13, 2015

Pacific Biosciences of California, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34899	16-1590339
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1380 Willow Road

Menlo Park, California 94025

(Address of principal executive offices, including zip code)

(650) 521-8000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

◻	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◻	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◻	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 13, 2015, Brian B. Dow tendered his resignation as Vice President and Principal Accounting Officer of Pacific Biosciences of California, Inc. (the “Company”), effective April 15, 2015.  Mr. Dow’s departure is not the result of any material disagreement with the Company regarding its operations, policies or practices.

Susan K. Barnes,  the Company’s Executive Vice President and Chief Financial Officer, will serve as the Company’s Principal Accounting Officer. Ms. Barnes has served as the Company’s Executive Vice President and Chief Financial Officer since 2010. Ms. Barnes has no family relationship with any of the Company’s executive officers or directors. Except as described herein, there are no arrangements or understandings between Ms. Barnes and any other person pursuant to which she was appointed as Principal Accounting Officer of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pacific Biosciences of California, Inc.

By:	/s/ Stephen M. Moore
Stephen M. Moore General Counsel and Corporate Secretary

April 13, 2015